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                                                                    Exhibit 23.6



                                   CONSENT OF
              DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION



Board of Directors
Trump Hotels & Casino Resorts, Inc.
Atlantic City, New Jersey


     We hereby consent to the inclusion of our opinion dated January 31, 1996 in the Joint Proxy Statement-Prospectus which forms a part of the Trump Hotels & Casino Resorts, Inc. registration statement on Form S-4 (File No. 333-153). In giving this consent we do not hereby admit that Donaldson, Lufkin & Jenrette Securities Corporation is within the class of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.



                                     DONALDSON , LUFKIN & JENRETTE
                                      SECURITIES CORPORATION



                                     By:   /s/ R. Scott Turrichi
                                          ----------------------
                                     Name:     R. Scott Turrichi
                                     Title:    Managing Director